UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934

August 19, 2004
(Date of earliest event reported)

TB WOOD’S CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-14182	25-1771145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA	17201
(Address of principal executive office)	(Zip Code)

717-264-7161
(Registrant’s telephone number, including area code)

No Change
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 19, 2004 the Company entered into one-year employment agreements with two of its directors, Thomas C. Foley and James R. Swenson. Mr. Foley’s duties include providing strategic business advice and assistance to the senior management of the Company and his annual salary is $250,000 plus $45,000 for the reimbursement of certain expenses. Mr. Swenson’s duties include providing operational business advice and assistance to the senior management of the Company and his annual salary is $180,000. Each of Mr. Foley and Mr. Swenson is entitled to participate in all employee benefit plans and programs that are made available to the Company’s executive employees. Each employment agreement provides that in the event that the employee resigns during the employment period, all obligations of the Company under the employment agreement, other than obligations with respect to the payment of accrued but unpaid salary and expense reimbursement through the date of resignation, shall terminate. Each employment agreement also provides that Mr. Foley and Mr. Swenson are subject to confidentiality restrictions. Copies of the employment agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Employee Contract with Thomas C. Foley
Exhibit 10.2	Employment Agreement with James R. Swenson

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TB WOOD’S CORPORATION

By /s/ Joseph C. Horvath

Vice President-Finance
(Principal Financial and Accounting Officer)

Date: August 25, 2004

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employee Agreement with Thomas C. Foley
10.2	Employment Agreement with James R. Swenson